UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 25, 2005


                             INTERLINE BRANDS, INC.
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             (Exact name of registrant as specified in its charter)


                                  DELAWARE
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                 (State or other jurisdiction of incorporation)


             001-32380                                   03-0542659
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      (Commission File Number)                (IRS Employer Identification No.)



 801 W. BAY STREET, JACKSONVILLE, FLORIDA                   32204
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 (Address of principal executive offices)                 (Zip Code)


         Registrant's telephone number, including area code:  (904) 421-1400


                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Interline Brands, Inc., a Delaware corporation (the "Company") (NYSE: IBI), through its sole operating company, Interline Brands, Inc., a New Jersey corporation ("Interline Opco"), has entered into an employment agreement (the "Employment Agreement") dated July 25, 2005 with Thomas J. Tossavainen setting forth the terms of Mr. Tossavainen's employment as Chief Financial Officer. Mr. Tossavainen's appointment as Chief Financial Officer was previously announced on May 10, 2005. The Employment Agreement supercedes, replaces and terminates Mr. Tossavainen's existing employment agreement with Interline Opco dated May 12, 2004, as amended November 10, 2004.

The Employment Agreement expires July 25, 2006, subject to automatic one year extensions unless the Company or Mr. Tossavainen give at least 60 days' advance written notice of non-extension. Mr. Tossavainen's starting minimum annual salary under the Employment Agreement is $213,000, subject to upward adjustment at the discretion of the President and Chief Executive Officer of the Company from time to time, and an automobile allowance of $750.00 per month. Mr. Tossavainen is eligible for a target bonus of 50% of his base salary, based upon and subject to the terms of any bonus plan established by the board of directors or a committee thereof from time to time. Mr. Tossavainen is also eligible to participate in the benefits plans and arrangements generally available to the Company's senior executives.

The Employment Agreement contains various termination provisions:

FOR CAUSE. The Employment Agreement may be terminated by the Company for cause, upon which time Mr. Tossavainen will receive accrued base salary and benefits through the date of his termination.

WITHOUT CAUSE (OR FOR GOOD REASON). If the Employment Agreement is terminated by the Company without cause, or by Mr. Tossavainen for good reason (as defined to include, among other things, a requirement that Mr. Tossavainen move his primary place of employment more than 35 miles from his current place of employment if such move materially increases his commute), Mr. Tossavainen is entitled to receive twenty-four months base salary, continuation of health and dental plans on the same basis as those benefits are made available to other executives of the Company and an annual bonus for the calendar year in which the termination occurs, adjusted pro rata for the number of days in the year up to the date of termination.

WITHOUT GOOD REASON UPON SUFFICIENT NOTICE. If the Employment Agreement is terminated by Mr. Tossavainen other than for good reason and upon thirty days written notice, he is entitled to any base salary accrued but unpaid as of the termination date.

DEATH OR DISABILITY. The Employment Agreement may also be terminated upon Mr. Tossavainen's death or disability (defined as his inability to perform his duties for six months in any consecutive twelve month period due to physical or mental incapacity, as reasonably determined by the Company's board of directors or a committee thereof), in which case Mr. Tossavainen or his estate, as applicable, shall receive his accrued base salary, benefits and a pro rata bonus.

Mr. Tossavainen is subject to a non-compete and non-solicitation clause during his employment and for the period ending on the later of the expiration of his severance payments or one year following the date of his termination, and is subject to a confidentiality agreement regarding trade secrets and other information of the Company, its subsidiaries and affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      INTERLINE BRANDS, INC.



                                      By: /s/ Laurence W. Howard, III
                                          --------------------------------------
                                          Name:  Laurence W. Howard, III
                                          Title: Vice President, General Counsel
                                                 and Secretary




Date:  July 29, 2005